As filed with the Securities Exchange Commission on August 19, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	20-5340628
(State of incorporation or organization)	(I.R.S. Employer Identification Number)
500 Laurel Street, Suite 101 Baton Rouge, Louisiana 70801 (225) 248-7600 (Address of principal executive officers and zip code)

BUSINESS FIRST BANCSHARES, INC. 2017 EQUITY INCENTIVE PLAN

(Full title of the plan)

David R. (“Jude”) Melville III

President and Chief Executive Officer

Business First Bancshares, Inc.

500 Laurel Street, Suite 101
Baton Rouge, Louisiana 70801

(225) 248-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lowell W. Harrison, Esq.

Kevin E. Strachan, Esq.

Fenimore Kay Harrison LLP

812 San Antonio Street, Suite 600

Austin, Texas 78701

(512) 583-5900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non−accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b−2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non−accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

Business First Bancshares, Inc. (the “Registrant” or “Business First”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 143,908 shares of common stock issuable upon the exercise of outstanding options granted prior to the date hereof, and (ii) an additional 400,000 shares of common stock reserved for future issuance. The shares of common stock registered on this Registration Statement are of the same class as the securities for which the Registrant filed Registration Statement on Form S-8 (File No.: 333-225393) with the Commission (the “Prior Registration Statement”). All shares of Business First common stock registered on this Registration Statement and on the Prior Registration Statement are issuable pursuant to grants or options under the Business First Bancshares, Inc. 2017 Equity Incentive Plan, as amended by that certain 2022 Amendment to the Business First Bancshares, Inc. 2017 Equity Incentive Plan (as amended, the “2017 Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant incorporates by reference in this Registration Statement:

1.    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 that was filed with the Commission on March 1, 2022 (including portions of the Registrant’s Definitive Proxy on Schedule 14A, filed with the Commission on May 2, 2022, as amended May 3, 2022, incorporated by reference to such Annual Report on Form 10-K);

2.    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 that was filed with the Commission on May 4, 2022 and for the quarter ended June 30, 2022 that was filed with the Commission on August 4, 2022;

3.    The Registrant’s Current Reports on Form 8-K filed with the Commission on March 1, June 1 and June 24, 2022 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

4.     The description of Registrant’s common stock included as Exhibit 4.3 to its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 5, 2021, and any other amendment or report filed for the purposes of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

The list of exhibits under “Exhibit Index” at the end of this Registration Statement is incorporated herein by reference.

EXHIBIT INDEX

NUMBER	DESCRIPTION
5.1*	Opinion of Fenimore Kay Harrison LLP
23.1	Consent of Fenimore Kay Harrison LLP (contained in Exhibit 5.1)
23.2*	Consent of FORVIS LLP
24.1	Power of attorney (included on signature page)
99.1	Business First Bancshares, Inc., 2017 Equity Incentive Plan. (incorporated by reference to Appendix A to the amended Definitive Proxy on Schedule 14A filed with the Commission on May 3, 2022).
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 19th day of August, 2022.

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David R. Melville, III as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 18, 2022.

Signature		Title	Date

By:	/s/ David R. Melville, III	President, Chief Executive Officer and Director	August 18, 2022
	David R. Melville, III	(Principal Executive Officer)

By:	/s/ Gregory Robertson	Chief Financial Officer	August 18, 2022
	Gregory Robertson	(Principal Financial and Accounting Officer)

By:	/s/ Drew C. Brees	Director	August 18, 2022
Drew C. Brees

By:	/s/ James J. Buquet, III	Director	August 18, 2022
James J. Buquet, III

By:	/s/ Carol M. Calkins	Director	August 18, 2022
Carol M. Calkins

By:	/s/ Ricky D. Day	Director	August 18, 2022
Ricky D. Day

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By:	/s/ John Ducrest	Director	August 18, 2022
John Ducrest

By:	/s/ Mark P. Folse	Director	August 18, 2022
Mark P. Folse

By:	/s/ Robert S. Greer, Jr.	Chairman of the Board	August 18, 2022
Robert S. Greer, Jr.

By:	/s/ J. Vernon Johnson	Director	August 18, 2022
J. Vernon Johnson

By:	/s/ Rolfe H. McCollister, Jr.	Director	August 18, 2022
Rolfe H. McCollister, Jr.

By:	/s/ Andrew D. McLindon	Director	August 18, 2022
Andrew D. McLindon

By:	/s/ Patrick E. Mockler	Director	August 18, 2022
Patrick E. Mockler

By:	/s/ David A. Montgomery, Jr.	Director	August 18, 2022
David A. Montgomery, Jr.

By:	/s/ Arthur J. Price	Director	August 18, 2022
Arthur J. Price

By:	/s/ Kenneth Smith	Director	August 18, 2022
Kenneth Smith

By:	/s/ Keith A. Tillage	Director	August 18, 2022
Keith A. Tillage

By:	/s/ Steven G. White	Director	August 18, 2022
Steven G. White

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